                                                                     EXHIBIT 2.1



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                              AMENDED AND RESTATED

                              ACQUISITION AGREEMENT

                                 by and between

                               CISCO SYSTEMS, INC.

                                       and

                          SKYSTONE SYSTEMS CORPORATION

                                   dated as of

                                  June 9, 1997




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
                                TABLE OF CONTENTS



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ARTICLE I  THE REORGANIZATION..........................................................................  2
         1.1      The Reorganization...................................................................  2
         1.2      Acquisition Structure................................................................  2
         1.3      Adjustments to Exchange Ratio........................................................  4
         1.4      Fractional Shares....................................................................  4
         1.5      Tax Consequences.....................................................................  4
         1.6      Taking of Necessary Action; Further Action...........................................  4

ARTICLE II  REPRESENTATIONS AND WARRANTIES OF TARGET...................................................  4
         2.1      Organization, Standing and Power.....................................................  5
         2.2      Capital Structure....................................................................  5
         2.3      Authority............................................................................  6
         2.4      Financial Statements.................................................................  7
         2.5      Absence of Certain Changes...........................................................  8
         2.6      Absence of Undisclosed Liabilities...................................................  8
         2.7      Litigation...........................................................................  8
         2.8      Restrictions on Business Activities..................................................  9
         2.9      Governmental Authorization...........................................................  9
         2.10     Title to Property....................................................................  9
         2.11     Intellectual Property................................................................ 10
         2.12     Environmental Matters................................................................ 11
         2.13     Taxes................................................................................ 12
         2.14     Employee Benefit Plans............................................................... 13
         2.15     Certain Agreements Affected by the Reorganization.................................... 14
         2.16     Employee Matters..................................................................... 14
         2.17     Interested Party Transactions........................................................ 14
         2.18     Insurance............................................................................ 15
         2.19     Compliance With Laws................................................................. 15
         2.20     Minute Books......................................................................... 15
         2.21     Complete Copies of Materials......................................................... 15
         2.22     Brokers' and Finders' Fees........................................................... 15
         2.23     Information Furnished to Shareholders................................................ 15
         2.24     Vote Required........................................................................ 16
         2.25     Board Approval....................................................................... 16
         2.26     Voting Agreements; Irrevocable Proxies............................................... 16
         2.27     Inventory............................................................................ 16
         2.28     Accounts Receivable.................................................................. 17
         2.29     Customers and Suppliers.............................................................. 17



                                       i.

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         2.30     Material Contracts................................................................... 17
         2.32     OC48MUX.............................................................................. 18

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR................................................. 19
         3.1      Organization, Standing and Power..................................................... 19
         3.2      Capital Structure.................................................................... 19
         3.3      Authority............................................................................ 20
         3.4      SEC Documents; Financial Statements.................................................. 21
         3.5      Absence of Certain Changes........................................................... 22
         3.6      Absence of Undisclosed Liabilities................................................... 22
         3.7      Litigation........................................................................... 22
         3.8      Governmental Authorization........................................................... 23
         3.9      Compliance With Laws................................................................. 23
         3.10     Complete Copies of Materials......................................................... 23
         3.11     Broker's and Finders' Fees........................................................... 23
         3.12     Board Approval....................................................................... 23
         3.13     Representations Complete............................................................. 24

ARTICLE IV  CONDUCT PRIOR TO THE EFFECTIVE TIME........................................................ 24
         4.1      Conduct of Business of Target and Acquiror........................................... 24
         4.2      Conduct of Business of Target........................................................ 25
         4.3      No Solicitation...................................................................... 27

ARTICLE V  ADDITIONAL AGREEMENTS....................................................................... 29
         5.1      Target Stockholder Materials......................................................... 29
         5.2      Meeting of Stockholders.............................................................. 29
         5.3      Access to Information................................................................ 30
         5.4      Confidentiality...................................................................... 30
         5.5      Public Disclosure.................................................................... 30
         5.6      Consents; Cooperation Reorganization................................................. 30
         5.7      Shareholders' Representation Agreements.............................................. 32
         5.8      Voting Agreement..................................................................... 32
         5.9      Legal Requirements................................................................... 32
         5.10     Securities and Blue Sky Laws......................................................... 32
         5.11     Employee Benefit Plans............................................................... 33
         5.12     Escrow Agreement..................................................................... 33
         5.13     Form S-3; Form S-8................................................................... 33
         5.14     Employees............................................................................ 34
         5.15     Listing of Additional Shares......................................................... 34
         5.16     Intentionally Left Blank............................................................. 34
         5.17     Canadian Securities Act.............................................................. 34
         5.18     Issuance of Acquiror Common Stock.................................................... 34
         5.19     Best Efforts and Further Assurances.................................................. 34



                                       ii.

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ARTICLE VI  CONDITIONS TO THE REORGANIZATION........................................................... 35
         6.1      Conditions to Obligations of Each Party to Effect the Reorganization................. 35
         6.2      Additional Conditions to Obligations of Target....................................... 36
         6.3      Additional Conditions to the Obligations of Acquiror................................. 37

ARTICLE VII  TERMINATION, AMENDMENT AND WAIVER......................................................... 39
         7.1      Termination.......................................................................... 39
         7.2      Effect of Termination................................................................ 40
         7.3      Expenses and Termination Fees........................................................ 40
         7.4      Amendment............................................................................ 43
         7.5      Extension; Waiver.................................................................... 43

ARTICLE VIII  ESCROW AND INDEMNIFICATION............................................................... 43
         8.1      Escrow Fund.......................................................................... 43
         8.2      Indemnification...................................................................... 44
         8.3      Damage Threshold..................................................................... 44
         8.4      Escrow Period........................................................................ 45
         8.5      Claims upon Escrow Fund.............................................................. 45
         8.6      Objections to Claims................................................................. 45
         8.7      Resolution of Conflicts; Arbitration................................................. 46
         8.8      Shareholders' Agent.................................................................. 47
         8.9      Actions of the Shareholders' Agent................................................... 47
         8.10     Third-Party Claims................................................................... 48

ARTICLE IX  GENERAL PROVISIONS......................................................................... 48
         9.1      Non-Survival at Effective Time....................................................... 48
         9.2      Notices.............................................................................. 48
         9.3      Interpretation....................................................................... 49
         9.4      Counterparts......................................................................... 50
         9.5      Entire Agreement; Nonassignability; Parties in Interest.............................. 50
         9.6      Severability......................................................................... 50
         9.7      Remedies Cumulative.................................................................. 50
         9.8      Governing Law........................................................................ 51
         9.9      Rules of Construction................................................................ 51
         9.10     Currency............................................................................. 51
         9.11     Expenses............................................................................. 51



                                      iii.

SCHEDULES

Target Disclosure Schedule
Acquiror Disclosure Schedule

Schedule A        -     Provisions Attaching to the Class A Common Shares and
                        the Common Shares and Exchangeable Shares
Schedule B        -     Exchange Ratio
Schedule 2.10     -     Target Real Property
Schedule 2.11     -     Target Intellectual Property
Schedule 2.14     -     Target Employee Plans
Schedule 2.30     -     Material Contracts
Schedule 5.11     -     Outstanding Target Options and Warrants
Schedule 5.14     -     List of Employees
Schedule 6.3(h)   -     List of Employees Party to Employment and Non-
                        Competition Agreements

EXHIBITS

Exhibit A         -     Voting Agreements
Exhibit B         -     Voting and Exchange Trust Agreement
Exhibit C         -     Form of Shareholder Representation Agreement
Exhibit D         -     Form of Escrow Agreement
Exhibit E-1,
   et seq.        -     Employment and Non-Competition Agreement
Exhibit F         -     Form of Support Agreement




                                       iv.

                   AMENDED AND RESTATED ACQUISITION AGREEMENT


                  This AMENDED AND RESTATED ACQUISITION AGREEMENT (this "Agreement") is made and entered into as of June 9, 1997, by and between Cisco Systems, Inc., a California corporation ("Acquiror"), and Skystone Systems Corporation, a corporation incorporated under the Canada Business Corporations Act ("CBCA") ("Target").

                                    RECITALS

                  WHEREAS, Acquiror and Target entered into an Acquisition Agreement dated as of June 9, 1997 (the "Acquisition Agreement") pursuant to which a Reorganization (as defined and described in the Acquisition Agreement) was to take place resulting in Acquiror holding all of the issued and outstanding common shares in the capital of Target, all upon the terms and subject to the conditions set forth in the Acquisition Agreement;

                  WHEREAS, Section 5.16 of the Acquisition Agreement contemplated an Alternative Structure as outlined in Schedule "C" to the Acquisition Agreement;

                  WHEREAS, the parties wish to amend the Acquisition Agreement in order to reflect such Alternative Structure;

                  WHEREAS, 3381111 Canada Inc., a corporation existing under the laws of Canada and a wholly-owned subsidiary of Acquiror ("Acquisition Corporation"), owns common shares in the capital of Target;

                  WHEREAS, all options to purchase Target Common Stock (the "Target Stock Options") and all warrants to purchase Target Common Stock (the "Target Warrants"), whether vested or unvested, will be amended to relate to the Exchangeable Shares (instead of Target Common Stock);

                  WHEREAS, the Exchangeable Shares are exchangeable by the holders for Acquiror Common Stock on a one-for-one basis at any time;

                  WHEREAS, the parties intend, by executing this Agreement that the Exchangeable Shares will be generally received by shareholders of Target without recognition of any gain or loss pursuant to the Income Tax Act (Canada) (the "Canadian Tax Act"); and

                  WHEREAS, concurrently with the execution of the Acquisition Agreement, certain affiliates and security holders of Target agreed to vote in favor of approval of the Reorganization, pursuant to Voting Agreements attached hereto as Exhibit A and Irrevocable Proxies in the form attached as an exhibit to the Voting Agreements;



                                       1.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I

                               THE REORGANIZATION

                  1.1 The Reorganization. (a) On the Effective Date (as defined in Section 1.2 hereof), and subject to and upon the terms and conditions of the Reorganization (as defined in Section 1.2 hereof), this Agreement and the CBCA, the steps contemplated by the Reorganization shall be completed in the manner set forth in Section 1.2 hereof.

                  (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section
7.1 hereof, and subject to the satisfaction or waiver of the conditions set forth in Article VI hereof, the consummation of the Reorganization (the "Closing") will take place as promptly as practicable after satisfaction or waiver of the conditions set forth in Article VI hereof, at the offices of Brobeck, Phleger & Harrison LLP, Two Embarcadero Place, 2200 Geng Road, Palo Alto, California 94303 unless another date, time or place is agreed to in writing by the parties hereto. At the Closing, the parties hereto shall deliver the documents contemplated hereby together with such other customary documents as may be reasonably requested by the parties.

                  1.2 Acquisition Structure. As promptly as practicable after the satisfaction or waiver of the other conditions set out in Article VI, the parties hereto shall cause the reorganization to be effected utilizing the following steps and in the following order (all of such steps are herein collectively referred to as the "Reorganization"):

                  (a) each of Target and Acquisition Corporation will be
                      continued from the CBCA as limited liability companies under the provisions of the Companies Act of Nova Scotia ("NS Act"). Such continuances (the "Continuances") will each require a "special resolution" to be effected by signed consent resolution of all of their respective shareholders and the issuance of Memorandum and Articles of Association under the NS Act.

                  (b) Acquiror will incorporate an unlimited liability company
                      ("Unlimco") under the NS Act as a wholly-owned subsidiary by way of Memorandum and Articles of Association.

                  (c) Unlimco, Acquisition Corporation and Target will
                      amalgamate (the "Amalgamation") by way of Amalgamation Agreement under the NS Act and the resulting company ("Amalco/Unlimco") will be an unlimited



                                      2.

                      liability company under the NS Act. Each of the amalgamating companies will approve the Amalgamation by "special resolution" to be effected by signed consent resolution of all of its respective shareholders. The authorized capital of Amalco/Unlimco will consist of an unlimited number of Common Shares, an unlimited number of Class A Common Shares and an unlimited number of Exchangeable Shares having the respective rights, privileges, restrictions and conditions as set forth on "Schedule A" annexed hereto.

                      Upon the Amalgamation, the shares of each of Unlimco, Acquisition Corporation and Target will be converted into shares of Amalco/Unlimco or cancelled as follows:

                      (i) All of the issued and outstanding shares of both Unlimco and Acquisition Corporation will be converted into Common Shares of Amalco/Unlimco;

                      (ii) All of the issued and outstanding shares of Target (except those held by Acquisition Corporation) will be converted into an equal number of Class A Common Shares of Amalco/Unlimco;

                      (iii) All of the issued and outstanding shares of Target held by Acquisition Corporation will be cancelled without any repayment of capital.

                  (d) Immediately after the Amalgamation, the Class A Common
                      Shares of Amalco/Unlimco will be exchanged (the "Exchange") by amendment to the Memorandum and Articles of Association into Exchangeable Shares based on the Exchange Ratio (as defined and determined pursuant to Schedule B attached hereto). Such amendment will be effected by signed consent resolution of all of its shareholders (the "Special Resolution"). A certified copy of this Special Resolution will be filed with the Companies Branch in Nova Scotia. For purposes of this Acquisition Agreement, the "Effective Time" and "Effective Date" will be the date and time of filing of the certified copy of the Special Resolution.

                  1.3 Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock), reorganization, recapitalization or other like change with respect to Acquiror Common Shares or Target Common Stock occurring after the date hereof and prior to the Effective Date.



                                       3.

                  1.4 Fractional Shares. No fraction of an Exchangeable Share will be issued, but in lieu thereof each holder of Class A Common Shares of Amalco/Unlimco who would otherwise be entitled to a fraction of an Exchangeable Share (after aggregating all fractional shares of Exchangeable Shares to be received by such holder) shall receive from Amalco/Unlimco an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the average closing price of a share of Acquiror Common Stock for the ten most recent days that Acquiror Common Stock has traded ending on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market (the "Closing Price").

                  1.5 Tax Consequences. It is intended by the parties hereto that the Exchangeable Shares will be generally received by resident Canadian Shareholders of Target without recognition of any gain or loss pursuant to the Canadian Tax Act and resident Canadian Shareholders of Target will not be required to file U.S. Tax Returns solely as a result of the Reorganization.

                  1.6 Taking of Necessary Action; Further Action. If, at any time on or after the Effective Date, any further action is necessary or desirable to carry out the purposes of this Agreement and the Reorganization, the officers and directors of Target are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF TARGET

                  In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity means any material event, change, condition or effect related to the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a "Material Adverse Effect" with respect to any entity means any event, change or effect that, individually or when taken together with all other such events, changes or effects that have occurred prior to the time of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations, results of operations or prospects of such entity and its subsidiaries, taken as a whole.

                  In this Agreement, any reference to a party's "knowledge" means such party's actual knowledge after due and diligent inquiry of officers, directors and other employees of such party reasonably believed, or who should reasonably be believed, to have knowledge of such matters.



                                       4.

                  Except as disclosed in the Target Disclosure Schedule delivered by Target to Acquiror prior to the execution and delivery of the Acquisition Agreement, which document refers to the specific Sections or subsections in the Acquisition Agreement (the sections and subsections of which correspond to the sections and subsections hereof) to which each such exception relates (the "Target Disclosure Schedule"), Target represents and warrants to Acquiror as follows:

                  2.1 Organization, Standing and Power. Each of Target and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Target and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Target. Target has delivered a true and correct copy of the Articles of Incorporation (the "Articles of Incorporation"), and Bylaws or other charter or organizational documents, as applicable, of Target and each of its subsidiaries, each of the foregoing as amended to date, to Acquiror. Neither Target nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or other charter or organizational documents. Target is the owner of all outstanding shares in the capital of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares in the capital of each such subsidiary are owned by Target free and clear of all liens, charges, claims or encumbrances, or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued shares in the capital or other securities of any such subsidiary, or otherwise obligating Target or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Target does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

                  2.2 Capital Structure. The authorized capital stock of Target consists of an unlimited number of common shares, of which there were issued and outstanding as of the close of business on June 5, 1997, 4,623,731 shares of Target Common Stock. There are no other outstanding shares in the capital or voting securities and no outstanding commitments to issue any shares of capital or voting securities after June 5, 1997 other than pursuant to the exercise of the Target Stock Options and Target Warrants. All outstanding shares of Target Common Stock are duly authorized, validly issued, fully paid and non-assessable and are free of any liens, charges, claims or encumbrances or rights of others other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles of Incorporation or Bylaws of Target or any agreement to which Target is a party or by which it is bound. As of the close of business on June 5, 1997, Target has reserved, in the aggregate, 2,324,474 shares of Target Common Stock for issuance to employees, consultants and directors, of which 1,043,750 shares have been issued pursuant to option exercises or direct stock purchases



                                       5.

thereunder, 1,280,724 shares are subject to outstanding, unexercised options or warrants granted pursuant to written agreements between the Target and such optionholders or warrantholders, and no shares are subject to outstanding stock purchase rights. Since June 5, 1997, Target has not issued or granted additional options. Except for the rights created pursuant to this Agreement, the Target Stock Options and the Target Warrants, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Target is a party or by which it is bound obligating Target to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of Target or obligating Target to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. Other than the Target Voting Agreement and Irrevocable Proxy contemplated herein and the Shareholder's Agreement, there are no contracts, commitments or agreements relating to voting, purchase or sale of Target's capital stock (i) between or among Target and any of its stockholders and (ii) to the best of Target's knowledge, between or among any of Target's stockholders. The terms of the Target Stock Options permit the assumption or substitution of options to purchase shares exchangeable into Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such securities, the Target stockholders, or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for those options. True and complete copies of all agreements and instruments relating to or issued under Target Stock Options have been made available to Acquiror and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to Acquiror.

                  2.3 Authority. Target has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target, subject only to the approval of the Reorganization by Target's stockholders as contemplated by
Section 6.1(a). This Agreement has been duly executed and delivered by Target and constitutes the valid and binding obligation of Target enforceable against Target in accordance with its terms. The execution and delivery of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (i) any provision of the Articles of Incorporation or Bylaws of Target or any of its subsidiaries, in each case as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Target or any of its subsidiaries or any of their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Target. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental



                                       6.

authority or instrumentality ("Governmental Entity") is required by or with respect to Target or any of its subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) applicable requirements, if any, of the Securities Act (Ontario) (the "OSA") and other relevant Canadian securities statutes; (ii) a notification under Section 12 of the Investment Canada Act;
(iii) the filing and recordation of (A) a certificate of continuance under the NS Act, along with Memorandum and Articles of Association, in form satisfactory to both parties, for Target, (B) the obtaining of requisite Court approval for the Amalgamation, as required by the NS Act, and the subsequent filing and recordation under the NS Act of the Amalgamation Agreement, along with Memorandum and Articles of Association, in form satisfactory to both parties,
(C) the filing and recordation under the NS Act of a certified copy of the Special Resolution effecting the Exchange, and such other documents as may be necessary or desirable to effect the Reorganization; (iv) such filings as may be required under the Hart-Scott- Rodino Antitrust Improvements Act of 1976, as amended ("HSR"); and (v) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Target and would not prevent, or materially alter or delay any of the transactions contemplated by this Agreement.

                  2.4 Financial Statements. Target has delivered to Acquiror its audited financial statements for each of the years ended September 30, 1995 and 1996, respectively, and its unaudited financial statements (balance sheet and statement of operations) on a consolidated basis as at, and for the seven-month period ended April 30, 1997 (collectively, the "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP") applied on a consistent basis throughout the periods indicated and with each other (except that the unaudited financial statements do not have notes thereto). The Financial Statements accurately set forth the consolidated financial condition and consolidated operating results of Target and its subsidiaries as of the dates, and for the periods, indicated therein, subject to normal and recurring year-end audit adjustments which are not expected to be material in amount. Target maintains and will continue to maintain prior to the Effective Date a standard system of accounting established and administered in accordance with Canadian GAAP.

                  2.5 Absence of Certain Changes. Since April 30, 1997 (the "Target Balance Sheet Date"), Target has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect on Target; (ii) any acquisition, sale or transfer of any material asset of Target or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any of its subsidiaries or any revaluation by Target of any of its or any of its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Target, or any direct or indirect redemption, purchase or other acquisition by Target of any of



                                       7.

its shares of capital stock; (v) any material contract entered into by Target or any of its subsidiaries, other than in the ordinary course of business and as provided to Acquiror prior hereto, or any material amendment or termination of, or default under, any material contract to which Target or any of its subsidiaries is a party or by which it is bound; or (vi) any negotiation or agreement by Target or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

                  2.6 Absence of Undisclosed Liabilities. Target has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the balance sheet included in the Financial Statements for the year ended September 30, 1997 (the "Target Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Target Balance Sheet under Canadian GAAP, (iii) those incurred in the ordinary course of business since the Target Balance Sheet Date and consistent with past practice; and (iv) those incurred in connection with the execution of this Agreement.

                  2.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Target or any of its subsidiaries, threatened against Target or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Target. There is no judgment, decree or order against Target or any of its subsidiaries, or, to the knowledge of Target and its subsidiaries, any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Target.

                  2.8 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Target or any of its subsidiaries which has or reasonably could be expected to have the effect of prohibiting or materially impairing any current or future business practice of Target or any of its subsidiaries, any acquisition of property by Target or any of its subsidiaries or the conduct of business by Target or any of its subsidiaries as currently conducted or as proposed to be conducted by Target or any of its subsidiaries.

                  2.9 Governmental Authorization. Target and each of its subsidiaries have obtained each federal, provincial county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Target or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Target's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Target Authorizations"), and all of such Target Authorizations are in full force and effect, except where the failure to obtain or



                                       8.

have any of such Target Authorization could not reasonably be expected to have a Material Adverse Effect on Target.

                  2.10 Title to Property. Target and its subsidiaries have good and valid title to all of their respective properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business), or in the case of leased properties and assets, valid leasehold interests in, free and clear of all mortgages, liens, pledges, security interests charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use or value of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties and (iii) liens securing debt which is reflected on the Target Balance Sheet. The plants, property and equipment of Target and its subsidiaries that are used in the operations of their businesses are in good operating condition and repair. All properties used in the operations of Target and its subsidiaries are reflected in the Target Balance Sheet to the extent Canadian GAAP require the same to be reflected. Schedule 2.10 identifies each parcel of real property owned or leased by Target or any of its subsidiaries. The Target has all assets; property and rights necessary to the conduct of its business after the Closing substantially in the same manner as it was conducted prior to the Closing.

                  2.11 Intellectual Property.

                       (a) Target and its subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, maskworks, net lists, schematics, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and/or object code form), and tangible or intangible proprietary information or material that are used or proposed to be used in the business of Target and its subsidiaries as currently conducted or as proposed to be conducted by Target and its subsidiaries ("Intellectual Property").

                       (b) Schedule 2.11 lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copyrights, and maskworks owned by Target, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Target is a party and pursuant to which Target is authorized to use any third party patents, trademarks or copyrights, including software ("Third Party Intellectual Property Rights") which are incorporated in, are, or form a part of any Target product.



                                       9.

                       (c) There is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Target or any of its subsidiaries, any trade secret material to Target or any of its subsidiaries, or any Intellectual Property right of any third party to the extent licensed by or through Target or any of its subsidiaries, by any third party, including, to Target's knowledge, any employee or former employee of Target or any of its subsidiaries. Neither Target nor any of its subsidiaries has entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business.

                       (d) Target is not, nor will it be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

                       (e) All patents, registered trademarks, service marks and copyrights held by Target are valid and subsisting. Target (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. The manufacture, marketing, licensing or sale of Target's products does not infringe any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party.

                       (f) Target has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Target does not already own by operation of law.

                       (g) Target has taken all reasonable and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, or patent applications or copyright ("Confidential Information"). All use, disclosure or appropriation of Confidential Information owned by Target by or to a third party has been pursuant to the terms of a written agreement between Target and such third party. All use, disclosure or appropriation of Confidential Information not owned by Target has been pursuant to the terms of a written agreement between Target and the owner of such Confidential Information, or is otherwise lawful.

                  2.12 Environmental Matters.

                       (a) The following terms shall be defined as follows:

                           (i) "Environmental and Safety Laws" shall mean any
federal, provincial or local laws, ordinances, codes, regulations, rules, policies and orders that are



                                      10.

intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which are intended to assure the safety of employees, workers or other persons, including the public.

                           (ii) "Hazardous Materials" shall mean any toxic or
hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws.

                           (iii) "Property" shall mean all real property leased
or owned by Target or its subsidiaries either currently or in the past.

                           (iv) "Facilities" shall mean all buildings and
improvements on the Property of Target or its subsidiaries.

                       (b) Target represents and warrants as follows: (i) no methylene chloride, PCB (as hereinafter defined) or asbestos is contained in or has been used at or released from the Facilities by Target; (ii) all Hazardous Materials and wastes have been disposed of in accordance with all Environmental and Safety Laws; (iii) Target and its subsidiaries have received no notice (verbal or written) of any noncompliance of the Facilities or its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to the knowledge of Target, threatened relating to a violation of any Environmental and Safety Laws; (v) neither Target nor its subsidiaries are, to Target's knowledge, a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA), or provincial analogous statute or comparable legislation in any other jurisdiction, including Environmental Protection Act (Ontario), arising out of events occurring prior to the Closing Date; (vi) to Target's knowledge, there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property; (vii) to Target's knowledge, there have not been in the past, and are not now, any underground tanks or underground improvements at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) to Target's knowledge, there are no polychlorinated biphenyl ("PCBs") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million or in excess of any limits imposed by any applicable environmental and safety laws; (ix) to Target's knowledge, there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) Target and its subsidiaries' uses and activities of the Facilities have at all times complied with all Environmental and Safety Laws; and (xi) Target and its subsidiaries have all the permits and licenses required to be issued and are in full compliance with the terms and conditions of those permits, except where the failure to have such permits and licenses or be in compliance therewith would, in the aggregate, not have a Material Adverse Effect on Target.



                                      11.

                  2.13 Taxes. Target has timely filed all Tax Returns required to be filed by it, has paid all Taxes shown thereon to be due and has provided adequate accruals in accordance with generally accepted accounting principles in the Financial Statements for any Taxes that have not been paid taxable for periods or portions thereof through April 30, 1997, whether or not shown as being due on any Tax returns. No material amount of Taxes are or will become payable by Target for periods after April 30, 1997 through the Closing Date that have not been fully paid or fully disclosed and fully provided for in the books and records of the Target and its financial statements. The information contained in such Tax Returns is correct and complete and such Tax Returns reflect accurately all liability for taxes of the Target for the periods covered thereby and (i) no material claim for Taxes has become a lien against the property of Target or any of its subsidiaries or is being asserted against Target or any of its subsidiaries other than liens for Taxes not yet due and payable, (ii) no audit of any Tax Return of Target or any of its subsidiaries is being conducted by a Tax authority, (iii) no extension of the statutory period with respect to the assessment or reassessment of the tax or the filing of any Tax Return or payment of any Taxes has been granted by Target or any of its subsidiaries and is currently in effect. Neither Target nor any of its subsidiaries is a party to any tax sharing or tax allocation agreement nor does Target or any of its subsidiaries owe any amount under any such agreement. For purposes of this Agreement, the following terms have the following meanings:
"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means (i) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, capital, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "Tax authority") responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period and
(iii) any liability for the payment of any amounts of the type described in (i) or (ii) as a result of any express or implied obligation to indemnify any other person. As used herein, "Tax Return" shall mean any return, statement, report or form (including, without limitation,) estimated Tax returns and reports, withholding Tax returns and reports and information reports and returns required to be filed with respect to Taxes. Target and each of its subsidiaries are in material compliance with all terms and conditions of any Tax exemptions or other Tax- sparing agreement or order of a foreign government.

                  2.14 Employee Benefit Plans.

                       (a) Schedule 2.14 lists, with respect to Target, any subsidiary of Target and any trade or business (whether or not incorporated) (i) all material employee benefit plans, oral or written, (ii) each loan to a non-officer employee in excess of $50,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit or dependent care, life insurance or accident



                                      12.

insurance plans, programs or arrangements, oral or written, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, oral or written, (iv) all other fringe or employee benefit plans, programs or arrangements, oral or written, that apply to senior management of Target and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target of greater than $50,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target (together, the "Target Employee Plans").

                       (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto). The Target Employee Plans are duly registered where required by, are in good standing under, and have at all times been invested and administered in accordance with, all applicable laws, rules, regulations and terms of the Target Employee Plans. All required employer and employee contributions and premiums under the Target Employee Plans have been made, no past service funding obligations exist, there are no outstanding violations or defaults thereunder, and there are no actions, claims, pending or threatened (other than routine claims for benefits) relating to any of the Target Employee Plans. No promise or commitment to increase benefits under the Target Employee Plans has been made except as required by applicable law.

                       (c) Target has no pension plans or group registered retirement savings plans (as those terms are defined in the Income Tax Act (Canada)) existing in respect of the employees of Target.

                  2.15 Certain Agreements Affected by the Reorganization. Neither the execution and delivery of this Agreement nor the consummation of any of the transactions contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Target or any of its subsidiaries, (ii) materially increase any benefits otherwise payable by Target or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  2.16 Employee Matters. Target and each of its subsidiaries are in compliance in all respects with all applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health, pay equity and employment practices, and is not engaged in any unfair labor practice, except where the failure to be in compliance or the engagement in such unfair labor practices would not have a Material Adverse Effect on Target. There are no pending claims against Target or any of its subsidiaries under any workers compensation plan or policy or for long term disability. Neither Target nor any of its subsidiaries has any obligations under any law or regulation with respect to any former employees or qualifying



                                      13.

beneficiaries thereunder, except for obligations that would not have a Material Adverse Effect on Target. There are no controversies pending or, to the knowledge of Target, threatened, between Target or any of its subsidiaries and any of their respective employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Target. Neither Target nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does Target nor any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees.

                  2.17 Interested Party Transactions. Neither Target nor any of its subsidiaries is indebted to any shareholder, director, officer, employee or agent of Target or any of its subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to Target or any of its subsidiaries.

                  2.18 Insurance. Target and each of its subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by prudent persons conducting businesses or owning assets similar to those of Target and its subsidiaries. There is no material claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Target has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

                  2.19 Compliance With Laws. Each of Target and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign or provincial statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as have not and could not be reasonably expected to have a Material Adverse Effect on Target.

                  2.20 Minute Books. The minute books of Target and its subsidiaries made available to Acquiror contain a complete and accurate summary of all meetings of directors and stockholders or actions by written resolutions since the time of incorporation of Target and the respective subsidiaries through the date of this Agreement, and reflect all transactions referred to in such minutes or resolutions accurately, except for omissions which are not material.

                  2.21 Complete Copies of Materials. Target has delivered or made available true and complete copies of each document that has been requested by Acquiror or its counsel in connection with their legal and accounting review of Target and its subsidiaries.

                  2.22 Brokers' and Finders' Fees. Target has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or



                                      14.

investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  2.23 Information Furnished to Shareholders. All information supplied by Target for inclusion in any proxy statement, information statement, circular or other document sent or made available to the shareholders of Target in connection with any meeting or any action in lieu of a meeting of Target's shareholders to consider and/or take action in respect of the Reorganization or any aspect thereof (the "Target Shareholders Proceeding") (such proxy statement, information statement, circular and/or other document, as amended or supplemented, is referred to herein collectively as the "Shareholder Materials") shall not, on the date the Shareholder Materials are first mailed to Target's shareholders, at the time of the Target Shareholders Proceeding and at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies, consents or approvals for the Target Shareholders Proceeding which has become false or misleading. If at any time prior to the Effective Time any event or information should be discovered by Target which should be set forth in an amendment or supplement to the Shareholder Materials, Target shall promptly inform Acquiror. Notwithstanding the foregoing, Target makes no representation, warranty or covenant with respect to any information supplied by Acquiror which is contained in any of the foregoing documents.

                  2.24 Vote Required. The only votes of the holders of any of Target's capital stock necessary to approve the Reorganization and the other transactions contemplated hereby are (i) a "special resolution" required under the CBCA to approve the Continuance of Target from the CBCA to the NS Act, (ii) a resolution approved by three-quarters of the votes cast at a meeting called to approve the Amalgamation as required under Section 134 of the NS Act, and (iii) a "special resolution" required under Section 51 of the NS Act to approve the Exchange.

                  2.25 Board Approval. The Board of Directors of Target has (i) approved this Agreement and the Reorganization (including the Articles contemplated therein), (ii) determined that the Reorganization is in the best interests of the stockholders of Target and is on terms that are fair to such shareholders and (iii) recommended that the shareholders of Target approve this Agreement and consummation of the Reorganization.

                  2.26 Voting Agreements; Irrevocable Proxies. The holders of more than two-thirds (2/3) of all shares of Target Common Stock issued and outstanding, have agreed in writing to vote for approval of the Reorganization (including the Articles contemplated therein) pursuant to agreements attached hereto as Exhibit A ("Voting Agreements"), and pursuant to Irrevocable Proxies in the form attached as an exhibit to the Voting Agreements



                                      15.

("Irrevocable Proxies"). The foregoing Voting Agreements and Irrevocable Proxies are in full force and effect and are valid and binding in accordance with their terms.

                  2.27 Inventory. The inventories shown on the Financial Statements or thereafter acquired by Target, consisted of items of a quantity and quality usable or saleable in the ordinary course of business. Since March 31, 1997, Target has continued to replenish inventories in a normal and customary manner consistent with past practices. Target has not received written or oral notice that it will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality and at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products required for the manufacture, assembly or production of its products. The values at which inventories are carried reflect the inventory valuation policy of Target, which is consistent with its past practice and in accordance with generally accepted accounting principles applied on a consistent basis. Since March 31, 1997, due provision has been made on the books of Target in the ordinary course of business consistent with past practices to provide for all slow-moving, obsolete, or unusable inventories to their estimated useful or scrap values and such inventory reserves are adequate to provide for such slow-moving, obsolete or unusable inventory and inventory shrinkage. As of May 30, 1997, of Target had no inventory in the distribution channel.

                  2.28 Accounts Receivable. Subject to any reserves set forth in the Financial Statements, the accounts shown on the Financial Statements represent and will represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in the Financial Statements is sufficient to provide for any losses that may be sustained on realization of the receivables.

                  2.29 Customers and Suppliers. As of the date hereof, no customer which individually accounted for more than 1% of Target's gross revenues during the 12 month period preceding the date hereof, and no supplier of Target, has canceled or otherwise terminated, or made any written threat to Target to cancel or otherwise terminate its relationship with Target, or has at any time on or after March 31, 1997 decreased materially its services or supplies to Target in the case of any such supplier, or its usage of the services or products of Target in the case of such customer, and to Target's knowledge, no such supplier or customer intends to cancel or otherwise terminate its relationship with Target or to decrease materially its services or supplies to Target or its usage of the services or products of Target, as the case may be. Target has not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target.

                  2.30 Material Contracts. Except for the material contracts described in Schedule 2.30 (collectively, the "Material Contracts") Target is not a party to or bound by any material contract, including without limitation:



                                      16.

                       (a) any distributor, sales, advertising, agency or manufacturer's representative contract;

                       (b) any continuing contract for the purchase of materials, supplies, equipment or services involving in the case of any such contact more than $20,000 over the life of the contract;

                       (c) any contract that expires or may be renewed at the option of any person other than the Target so as to expire more than one year after the date of this Agreement;

                       (d) any trust indenture, mortgage, promissory note, loan agreement or other contract for the borrowing of money, any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with Canadian GAAP;

                       (e) any contract for capital expenditures in excess of $20,000 in the aggregate;

                       (f) any contract limiting the freedom of the Target to engage in any line of business or to compete with any other Person or any confidentiality, secrecy or non-disclosure contract;

                       (g) any contract pursuant to which the Target is a lessor of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property;

                       (h) any contract with any person with whom the Target or, to Target's knowledge, any of its shareholders does not deal at arm's length within the meaning of the Income Tax Act (Canada); or

                       (i) any agreement of guarantee, support, indemnification, assumption or endorsement of, or any similar commitment with respect to, the obligations, liabilities (whether accrued, absolute, contingent or otherwise) or indebtedness of any other Person.

                  2.31 No Breach of Material Contracts. The Target has performed all of the obligations required to be performed by it and is entitled to all benefits under, and is not alleged to be in default in respect of any Material Contract. Each of the Material Contracts is in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act which, with the giving of notice, the lapse of the time or the happening of any other event or conditions, would become a default or event of default under any Material Contract. True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.



                                      17.

                  2.32 OC48MUX. The design, development, license or sale of the OC48MUX will not conflict with or trigger any rights under any prior or existing design or development agreement between Target and any third party.

                  2.33 Representations Complete. None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedules, or certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

                                   ARTICLE III

                   REPRESENTATIONS AND WARRANTIES OF ACQUIROR

                  Except as disclosed in a document of even date herewith and delivered by Acquiror to Target prior to the execution and delivery of this Agreement, which document refers to the specific Sections or subsections in this Agreement to which each such exception relates (the "Acquiror Disclosure Schedule"), Acquiror represents and warrants to Target as follows:

                  3.1 Organization, Standing and Power. Each of Acquiror and its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Each of Acquiror and its subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the failure to be so qualified and in good standing would have a Material Adverse Effect on Acquiror. Acquiror has delivered a true and correct copy of the Articles of Incorporation and Bylaws or other charter or organizational documents, as applicable, of Acquiror to Target. Neither Acquiror nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or other charter or organizational documents. Acquiror is the owner of all outstanding shares of capital stock of each of its subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each such subsidiary are owned by Acquiror free and clear of all liens, charges, claims or encumbrances, or rights of others. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of any such subsidiary, or otherwise obligating Acquiror or any such subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Acquiror does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.



                                      18.

                  3.2 Capital Structure. The authorized capital stock of Acquiror consists of 1,200,000,000 shares of Common Stock, no par value, and 5,000,000 shares of Preferred Stock, no par value, of which there were issued and outstanding as of the close of business on June 4, 1997, 669,703,621 shares of Common Stock and no shares of Preferred Stock. There are no other outstanding shares of capital stock or voting securities of Acquiror other than shares of Acquiror Common Stock issued after June 4, 1997 upon the exercise of options issued under the Acquiror Amended and Restated 1987 Stock Option Plan, Acquiror 1996 Stock Incentive Plan, Crescendo Communications, Inc. 1990 Stock Option Plan, Newport Systems Solution, Inc. 1990 Stock Option Plan, Combinet, Inc. Incentive and Non-Qualified Stock Option Plan, Grand Junction Networks, Inc. 1992 Stock Plan, Kalpana, Inc. 1989 Stock Option Plan, TGV Software, Inc. 1990 Stock Option Plan and TGV Software, Inc. 1995 Stock Option Plan, StrataCom, Inc. 1986 Incentive Stock Option Plan, StrataCom, Inc. 1992 Directors' Stock Option Plan, StrataCom, Inc. 1994 Stock Option Plan, Telebit 1995 Stock Option Plan, Nashoba Networks, Inc. 1992 Stock Option Plan, Granite Systems, Inc. 1995 Stock Option Plan, Telesend, Inc. 1995 Stock Option Plan, and Netsys Technologies, Inc. 1995 Stock Option Plan (collectively, the "Acquiror Stock Option Plans"). All outstanding shares of Acquiror have been duly authorized, validly issued, fully paid and are nonassessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof. As of the close of business June 4, 1997, Acquiror has reserved 273,274,877 shares of Common Stock for issuance to employees, directors and independent contractors pursuant to the Acquiror Stock Option Plans, of which 168,852,854 shares have been issued pursuant to option exercises, and 90,843,593 shares are subject to outstanding, unexercised options. Other than pursuant to this Agreement and the Acquiror 1989 Employee Stock Purchase Plan, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Acquiror is a party or by which it is bound obligating Acquiror to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of Acquiror or obligating Acquiror to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. The shares of Acquiror Common Stock to be issued pursuant to the Reorganization will be duly authorized, validly issued, fully paid, and non-assessable.

                  3.3 Authority. Acquiror has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Acquiror. This Agreement has been duly executed and delivered by Acquiror and constitutes the valid and binding obligations of Acquiror. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (i) any provision of the Articles of Incorporation or Bylaws of Acquiror or any of its subsidiaries, in each case as amended, or (ii) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation



                                      19.

applicable to Acquiror or any of its subsidiaries or their properties or assets, except where such conflict, violation, default, termination, cancellation or acceleration with respect to the foregoing provisions of (ii) would not have had and would not reasonably be expected to have a Material Adverse Effect on Acquiror. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, is required by or with respect to Acquiror or any of its subsidiaries in connection with the execution and delivery of this Agreement by Acquiror or the consummation by Acquiror of the transactions contemplated hereby, except for (i) the applicable requirements, if any, of the OSA and other relevant Canadian securities statutes, (ii) notification under Section 12 of the Investment Canada Act, (iii) the filing and recordation of appropriate Articles as required by the CBCA, (iv) the filing of a Current Report on Form 8-K with the SEC and the NASD within 15 days after the Closing Date, (v) any filings as may be required under applicable state securities laws and the securities laws of any foreign country, (vi) such filings as may be required under HSR, (vii) the filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion or exchange of the Exchangeable Shares in the Reorganization and upon exercise of the options and warrants under the Target Stock Options and Target Warrants, respectively, and
(vii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a Material Adverse Effect on Acquiror and would not prevent or materially alter or delay any of the transactions contemplated by this Agreement.

                  3.4 SEC Documents; Financial Statements. Acquiror has made available to Target a true and complete copy of each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement, and other filing filed with the SEC by Acquiror since July 31, 1994, and, prior to the Effective Time, Acquiror will have furnished Target with true and complete copies of any additional documents filed with the SEC by Acquiror prior to the Effective Time (collectively, the "Acquiror SEC Documents"). In addition, Acquiror has made available to Target all exhibits to the Acquiror SEC Documents filed prior to the date hereof, and will promptly make available to Target all exhibits to any additional Acquiror SEC Documents filed prior to the Effective Time. All documents required to be filed as exhibits to the Target SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired in accordance with their terms, and neither Acquiror nor any of its subsidiaries is in default thereunder. As of their respective filing dates, the Acquiror SEC Documents complied in all material respects with the requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document. The financial statements of Acquiror, including the notes thereto, included in the Acquiror SEC Documents (the "Acquiror Financial Statements") were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates, and have been



                                      20.

prepared in accordance with generally accepted accounting principles applied on a basis consistent throughout the periods indicated and consistent with each other (except as may be indicated in the notes thereto or, in the case of unaudited statements included in Quarterly Reports on Form 10-Q, as permitted by Form 10-Q of the SEC). The Acquiror Financial Statements fairly present the consolidated financial condition and operating results of Acquiror and its subsidiaries at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Acquiror accounting policies except as described in the notes to the Acquiror Financial Statements.

                  3.5 Absence of Certain Changes. Since January 25, 1997 (the "Acquiror Balance Sheet Date"), Acquiror has conducted its business in the ordinary course consistent with past practice and there has not occurred: (i) any change, event or condition (whether or not covered by insurance) that has resulted in, or might reasonably be expected to result in, a Material Adverse Effect to Acquiror; (ii) any acquisition, sale or transfer of any material asset of Acquiror or any of its subsidiaries other than in the ordinary course of business and consistent with past practice; (iii) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror or any of its subsidiaries or any revaluation by Acquiror of any of its or its subsidiaries' assets; (iv) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Acquiror, or any direct or indirect redemption, purchase or other acquisition by Acquiror of any of its shares of capital stock; (v) any material contract entered into by Acquiror, other than in the ordinary course of business and as made available to Target prior hereto, or any material amendment or termination of, or default under, any material contract to which Acquiror is a party or by which it is bound; or (vi) any negotiation or agreement by Acquiror or any of its subsidiaries to do any of the things described in the preceding clauses (i) through (v) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

                  3.6 Absence of Undisclosed Liabilities. Acquiror has no material obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balance Sheet included in Acquiror's Quarterly Report on Form 10-Q for the period ended January 25, 1997 (the "Acquiror Balance Sheet"), (ii) those incurred in the ordinary course of business and not required to be set forth in the Acquiror Balance Sheet under GAAP, and (iii) those incurred in the ordinary course of business since the Acquiror Balance Sheet Date and consistent with past practice.

                  3.7 Litigation. There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or, to the knowledge of Acquiror or any of its subsidiaries, threatened against Acquiror or any of its subsidiaries or any of their respective properties or any of their respective officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Acquiror. There is no judgment, decree or order against Acquiror or any of its subsidiaries or, to the



                                      21.

knowledge of Acquiror or any of its subsidiaries, any of their respective directors or officers (in their capacities as such) that could prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Acquiror.

                  3.8 Governmental Authorization. Acquiror and each of its subsidiaries have obtained each federal, state, county, local or foreign governmental consent, license, permit, grant, or other authorization of a Governmental Entity (i) pursuant to which Acquiror or any of its subsidiaries currently operates or holds any interest in any of its properties or (ii) that is required for the operation of Acquiror's or any of its subsidiaries' business or the holding of any such interest ((i) and (ii) herein collectively called "Acquiror Authorizations"), and all of such Acquiror Authorizations are in full force and effect, except where the failure to obtain or have any of such Acquiror Authorizations could not reasonably be expected to have a Material Adverse Effect on Acquiror.

                  3.9 Compliance With Laws. Each of Acquiror and its subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any federal, state, local or foreign statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its business, except for such violations or failures to comply as could not be reasonably expected to have a Material Adverse Effect on Acquiror.

                  3.10 Complete Copies of Materials. Acquiror has delivered or made available true and complete copies of each document which has been requested by Target or its counsel in connection with their legal and accounting review of Acquiror and its subsidiaries.

                  3.11 Broker's and Finders' Fees. Acquiror has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

                  3.12 Board Approval. The Board of Directors of Acquiror has unanimously (i) approved this Agreement and the Reorganization and (ii) determined that the Reorganization is in the best interests of its stockholders and is on terms that are fair to such stockholders.

                  3.13 Representations Complete. None of the representations or warranties made by Acquiror herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.



                                      22.

                                   ARTICLE IV

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

                  4.1 Conduct of Business of Target and Acquiror. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, each of Target and Acquiror agrees (except to the extent expressly contemplated by this Agreement or as consented to in writing by the other), to carry on its and its subsidiaries' business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. Target further agrees to pay and to cause its subsidiaries to pay debts and Taxes when due (subject to (i) good faith disputes over such debts or taxes and (ii) Acquiror's consent to the filing of any material Tax Returns) to pay or perform other obligations when due, and to use all reasonable efforts consistent with past practice and policies to preserve intact its and its subsidiaries' present business organizations, use its best efforts consistent with past practice to keep available the services of its and its subsidiaries' present officers and key employees and use its best efforts consistent with past practice to preserve its and its subsidiaries' relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it or its subsidiaries, to the end that its and its subsidiaries' goodwill and ongoing businesses shall be unimpaired at the Effective Time. Each of Target and Acquiror agrees to promptly notify the other of any event or occurrence not in the ordinary course of its or its subsidiaries' business, and of any event which could have a Material Adverse Effect on it. Without limiting the foregoing, except as expressly contemplated by this Agreement, neither Target nor Acquiror shall do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of the other:

                       (a) Charter Documents. Cause or permit any amendments to its Articles of Incorporation or Bylaws;

                       (b) Dividends; Changes in Capital Stock. Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock except from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares in connection with any termination of service to it or its subsidiaries;

                       (c) Stock Option Plans, Etc. Accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its employee stock plans or director stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans.



                                      23.

                       (d) Other. Take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1(a) through (c) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                  4.2 Conduct of Business of Target. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement, Target shall not do, cause or permit any of the following, or allow, cause or permit any of its subsidiaries to do, cause or permit any of the following, without the prior written consent of Acquiror, which consent shall not be unreasonably withheld:

                       (a) Material Contracts. Enter into any contract or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its contracts, other than in the ordinary course of business consistent with past practice and in no event shall such contract, commitment, amendment, modification or waiver be in excess of $20,000;

                       (b) Issuance of Securities. Issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of its Common Stock pursuant to the exercise of stock options, warrants or other rights therefor outstanding as of the date of this Agreement; provided, however, that Target may, with the prior written consent of Acquiror which will not be unreasonably withheld, grant options for the purchase of Target Common Stock under the Target Stock Options.

                       (c) Intellectual Property. Transfer to any person or entity any rights to its Intellectual Property other than in the ordinary course of business consistent with past practice;

                       (d) Exclusive Rights. Enter into or amend any agreements pursuant to which any other party is granted exclusive marketing or other exclusive rights of any type or scope with respect to any of its products or technology;

                       (e) Dispositions. Sell, lease, license or otherwise dispose of or encumber any of its properties or assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, except in the ordinary course of business consistent with past practice;

                       (f) Indebtedness. Incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others;



                                      24.

                       (g) Leases. Enter into any operating lease in excess of an aggregate of $10,000;

                       (h) Payment of Obligations. Pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $25,000 in the aggregate, any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise) arising other than in the ordinary course of business, other than the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements;

                       (i) Capital Expenditures. Make any capital expenditures, capital additions or capital improvements except in the ordinary course of business and consistent with past practice;

                       (j) Insurance. Materially reduce the amount of any material insurance coverage provided by existing insurance policies;

                       (k) Termination or Waiver. Terminate or waive any right of substantial value, other than in the ordinary course of business;

                       (l) Employee Benefit Plans; New Hires; Pay Increases. Adopt or amend any employee benefit or stock purchase or option plan, or hire any new director level or officer level employee, pay any special bonus or special remuneration to any employee or director, or increase the salaries or wage rates of its employees;

                       (m) Severance Arrangements. Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee except (A) payments made pursuant to standard written agreements outstanding on the date hereof or (B) grants which are made in the ordinary course of business in accordance with its standard past practice;

                       (n) Lawsuits. Commence a lawsuit other than (i) for the routine collection of bills, (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable aspect of its business, provided that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement;

                       (o) Acquisitions. Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to its and its subsidiaries' business, taken as a whole, or acquire or agree to acquire any equity securities of any corporation, partnership, association or business organization;



                                      25.

                       (p) Taxes. Other than in the ordinary course of business, make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, file any material Tax Return or any amendment to a material Tax Return, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

                       (q) Notices. Target shall give all notices and other information required to be given to the employees of Target, and any applicable governmental authority in connection with the transactions provided for in this Agreement;

                       (r) Revaluation. Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; or

                       (s) Other. Take or agree in writing or otherwise to take, any of the actions described in Sections 4.2(a) through (r) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder.

                  4.3 No Solicitation. Target and its subsidiaries and the officers, directors, employees or other agents of Target and its subsidiaries will not, directly or indirectly, (i) take any action to solicit, initiate or encourage any Takeover Proposal (defined below) or (ii) subject to the terms of the immediately following sentence, engage in negotiations with, or disclose any nonpublic information relating to Target or any of it subsidiaries to, or afford access to the properties, books or records of Target or any of its subsidiaries to, any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal. Notwithstanding the immediately preceding sentence, if an unsolicited Takeover Proposal, or an unsolicited written expression of interest that can reasonably be expected to lead to a Takeover Proposal, shall be received by the Board of Directors of Target, then, to the extent the Board of Directors of Target believes in good faith (after consultation with its financial advisor) that such Takeover Proposal would, if consummated, result in a transaction more favorable to Target's stockholders from a financial point of view than the transaction contemplated by the Agreement (any such more favorable Takeover Proposal being referred to in this Agreement as a "Superior Proposal") and the Board of Directors of Target determines in good faith after consultation with outside legal counsel that it is necessary for the Board of Directors of Target to comply with its fiduciary duties to shareholders under applicable law, Target and its officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives retained by it may furnish in connection therewith information and take such other actions as are consistent with the fiduciary obligations of Target's Board of Directors, and such actions shall not be considered a breach of this Section 4.3 or any other provisions of this Agreement, provided that in each such event Target notifies Acquiror of such determination by the Target Board of Directors and provides Acquiror with a true and complete copy of the Superior Proposal received from such third



                                      26.

party, if the Superior Proposal is in writing, or a complete and accurate written summary thereof, if it is not in writing, and provides Acquiror with all documents containing or referring to non-public information of Target that are supplied to such third party; provided, further, that (A) the Board of Directors of Target has determined, with the advice of Target's investment bankers, that such third party is capable of making a Superior Proposal upon satisfactory completion of such third party's review of the information supplied by Target,
(B) the third party has stated that it intends to make a Superior Proposal, (C) Target may not provide any non-public information to any such third party if it has not prior to the date thereof provided such information to Acquiror or Acquiror's representatives, (D) Target notifies Acquiror in advance of any disclosure of non-public information to any such third party, with a description of the information proposed to be disclosed, and (E) Target provides such non-public information pursuant to a non-disclosure agreement at least as restrictive as the Confidentiality Agreement (as defined in Section 5.4); provided, however, that Target shall not, and shall not permit any of its officers, directors, employees or other representatives to agree to or endorse any Takeover Proposal unless Target shall have terminated this Agreement pursuant to Section 7.1(e) and paid Acquiror all amounts payable to Acquiror pursuant to Section 7.3(b). Target will promptly notify Acquiror after receipt of any Takeover Proposal or any notice that any person is considering making a Takeover Proposal or any request for non-public information relating to Target or any of its subsidiaries or for access to the properties, books or records of Target or any of its subsidiaries by any person that has advised Target that it may be considering making, or that has made, a Takeover Proposal and will keep Acquiror fully informed of the status and details of any such Takeover Proposal notice, request or any correspondence or communications related thereto and shall provide Acquiror with a true and complete copy of such Takeover Proposal notice or request or correspondence or communications related thereto, if it is in writing, or a complete written summary thereof, if it is not in writing. For purposes of this Agreement, "Takeover Proposal" means any offer or proposal for, or any indication of interest in, an amalgamation, acquisition, arrangement, merger or other business combination involving Target or any of its subsidiaries or the acquisition of any significant equity interest in, or a significant portion of the assets of, Target or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  5.1 Target Stockholder Materials. As soon as practicable after the execution of this Agreement, Target shall prepare in consultation with Acquiror, with the reasonable cooperation of Acquiror, the Stockholder Materials for the shareholders of Target to approve this Agreement, the Reorganization and the transactions contemplated hereby. Acquiror and Target shall each use its best efforts to cause the Stockholder Materials to comply with applicable federal, state and provincial corporate and securities laws requirements. Each of Acquiror and Target agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Stockholder Materials,



                                      27.

or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Stockholder Materials. Target will promptly advise Acquiror, and Acquiror will promptly advise Target, in writing if at any time prior to the Effective Time either Target or Acquiror shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Stockholder Materials in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law. The Stockholder Materials shall contain the recommendation of the Board of Directors of Target that the Target shareholders approve the Reorganization and this Agreement and the conclusion of the Board of Directors that the terms and conditions of the Reorganization are fair and reasonable to the shareholders of Target; provided that such recommendation may not be included or may be withdrawn if previously included if Target's Board of Directors believes in good faith that a Superior Proposal has been made and, upon written advice of its outside legal counsel, shall determine that to include such recommendation or not withdraw such recommendation if previously included would constitute a breach of the Board's fiduciary duty under applicable law. Anything to the contrary contained herein notwithstanding, Target shall not include in the Stockholder Materials any information with respect to Acquiror or its affiliates or associates, the form and content of which information shall not have been approved by Acquiror prior to such inclusion.

                  5.2 Meeting of Stockholders. Target shall promptly (and in any event within seven days) after the date hereof take all action necessary in accordance with Canadian Law and its Amended Articles of Incorporation and Bylaws to convene the Target Stockholders Proceeding for the purpose of voting upon the approval of the Reorganization. Target shall consult with Acquiror regarding the date of any Target stockholders' meeting called for such purpose and use all reasonable efforts and shall not postpone or adjourn (other than for the absence of a quorum) the Target Stockholders Proceeding without the consent of Acquiror. Subject to Section 5.1, Target shall use its best efforts to solicit from stockholders of Target proxies in favor of the Reorganization and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the CBCA, the NS Act, the OSA and all other applicable laws to effect the Reorganization.

                  5.3 Access to Information.

                      (a) Target shall afford Acquiror and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (i) all of Target's and its subsidiaries' properties, books, contracts, commitments and records, and
(ii) all other information concerning the business, properties and personnel of Target and its subsidiaries as Acquiror may reasonably request. Target agrees to provide to Acquiror and its accountants, counsel and other representatives copies of internal financial statements promptly upon request.

                      (b) Subject to compliance with applicable law, from the date hereof until the Effective Time, each of Acquiror and Target shall confer on a regular and frequent



                                      28.

basis with one or more representatives of the other party to report operational matters of materiality and the general status of ongoing operations.

                  5.4 Confidentiality. The parties acknowledge that each of Acquiror and Target have previously executed a non-disclosure agreement dated May 22, 1997 (the "Confidentiality Agreement"), which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

                  5.5 Public Disclosure. Unless otherwise permitted by this Agreement, Acquiror and Target shall consult with each other before issuing any press release or otherwise making any public statement or making any other public (or non-confidential) disclosure (whether or not in response to an inquiry) regarding the terms of this Agreement and the transactions contemplated hereby, and neither shall issue any such press release or make any such statement or disclosure without the prior approval of the other (which approval shall not be unreasonably withheld), except (i) as may be required by law or
(ii) in the case of Acquiror, by obligations pursuant to any listing agreement with any national securities exchange or with the NASD.

                  5.6 Consents; Cooperation Reorganization.

                      (a) Subject to Section 5.17, each of Acquiror and Target shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Reorganization, including those required under the CBCA, NS Act, OSA or HSR (if any), and shall use commercially reasonable efforts to obtain all necessary consents, waivers and approvals under any of its material contracts in connection with the Reorganization for the assignment thereof or otherwise. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the CBCA, NS Act, OSA or HSR or any other federal, state or provincial antitrust or fair trade law.

                      (b) Each of Acquiror and Target shall use all reasonable efforts to resolve such objections, if any, as may be asserted by any Governmental Entity with respect to the transactions contemplated by this Agreement under HSR, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign or Canadian Federal or provincial statutes, rules, regulations, orders or decrees that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (collectively, "Antitrust Laws"). In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement as violative of any Antitrust Law, each of Acquiror and Target shall cooperate at Acquiror's cost and use all reasonable efforts vigorously to contest and resist any such action or proceeding



                                      29.

and to have vacated, lifted, reversed, or overturned any decree, judgment, injunction or other order, whether temporary, preliminary or permanent (each an "Order"), that is in effect and that prohibits, prevents, or restricts consummation of the Reorganization or any such other transactions, unless by mutual agreement Acquiror and Target decide that litigation is not in their respective best interests. Notwithstanding the provisions of the immediately preceding sentence, it is expressly understood and agreed that Acquiror shall have no obligation to litigate or contest any administrative or judicial action or proceeding or any Order beyond the earlier of (i) October 31, 1997 or (ii) the date of a ruling preliminarily enjoining the Reorganization issued by a court of competent jurisdiction. Each of Acquiror and Target shall use all reasonable efforts to take such action as may be required to cause the expiration of the notice periods under HSR or other Antitrust Laws with respect to such transactions as promptly as possible after the execution of this Agreement.

                      (c) Notwithstanding anything to the contrary in Section 5.6(a) or (b), (i) neither Acquiror nor any of it subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Acquiror or of Acquiror combined with Target after the Effective Time or (ii) neither Target nor its subsidiaries shall be required to divest any of their respective businesses, product lines or assets, or to take or agree to take any other action or agree to any limitation that could reasonably be expected to have a Material Adverse Effect on Target.

                  5.7 Shareholders' Representation Agreements. Target will use its commercially reasonable best efforts to cause all Target shareholders to execute and deliver to Acquiror a Shareholder's Representation Agreement substantially in the form attached hereto as Exhibit C (the "Shareholder's Representation Agreement") which imposes certain restrictions regarding the resale of Acquiror Common Stock received upon the exercise of rights of holders of Exchangeable Shares. Acquiror shall be entitled to place appropriate legends on the certificates evidencing any Acquiror Common Stock or Exchangeable Shares to be received by such Affiliates of Target pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for Acquiror Common Stock, consistent with the terms of such Shareholders' Representation Agreements.

                  5.8 Voting Agreement. Target shall use its commercially reasonable best efforts, on behalf of Acquiror and pursuant to the request of Acquiror, to cause each Target stockholder who is not validly bound by a Voting Agreement and an Irrevocable Proxy to duly execute and deliver to Acquiror a Voting Agreement substantially in the form of Exhibit A hereto, and an Irrevocable Proxy substantially in the form as attached as an exhibit thereto, as soon as practicable following the execution of this Agreement.

                  5.9 Legal Requirements. Each of Acquiror and Target will, and will cause their respective subsidiaries to, take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement and will promptly cooperate with and furnish



                                      30.

information to any party hereto necessary in connection with any such requirements imposed upon such other party in connection with the consummation of the transactions contemplated by this Agreement and will take all reasonable actions necessary to obtain (and will cooperate with the other parties hereto in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any Governmental Entity or other person, required to be obtained or made in connection with the taking of any action contemplated by this Agreement.

                  5.10 Securities and Blue Sky Laws. Acquiror shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the Acquiror Common Stock in connection with the Reorganization. Target shall use its best efforts to assist Acquiror as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Acquiror Common Stock in connection with the Reorganization.

                  5.11 Employee Benefit Plans. At the Effective Time, the Target Stock Options and Target Warrants, whether vested or unvested, will be amended to relate to Exchangeable Shares (instead of Target Common Shares). Target represents and warrants to Acquiror that Schedule 5.11 hereto sets forth a true and complete list as of the date hereof of all holders of outstanding options and warrants of Target, including the number of shares of Target Common Stock subject to each such option and warrant, the exercise or vesting schedule, the exercise price per share and the term of each such option and warrant. On the date immediately preceding the Effective Date, Target shall deliver to Acquiror an updated Schedule 5.11 hereto current as of such date. Each such option and warrant so assumed by Acquiror under this Agreement shall continue to have, and be subject to, the same terms and conditions, immediately prior to the Effective Date, except that (i) such option will be exercisable for that number of whole shares of Exchangeable Shares equal to the product of the number of shares of Target Common Stock that were issuable upon exercise of such option or warrant, as the case may be, immediately prior to the Effective Date multiplied by the Exchange Ratio and rounded down to the nearest whole number of shares of Exchangeable Shares, and (ii) the per share exercise price for the Exchangeable Shares issuable upon exercise of such assumed option or warrant, as the case may be, will be equal to the quotient determined by dividing the exercise price per share of Target Common Stock at which such option or warrant, as the case may be, was exercisable immediately prior to the Effective Date by the Exchange Ratio, rounded up to the nearest whole cent. Consistent with the terms of the documents governing the outstanding options or warrants, as the case may be, the Reorganization will not terminate any of the outstanding options or warrants or accelerate the exercisability or vesting of such options or warrants or the Exchangeable Shares which will be subject to those options upon the Acquiror's assumption of the options in the Reorganization. Within 20 business days after the Effective Date, Target will issue to each person who, immediately prior to the Effective Date was a holder of a Target Option or Target Warrant a document in form and substance satisfactory to Acquiror.



                                      31.

                  5.12 Escrow Agreement. On or before the Effective Date, the Escrow Agent and the Shareholders' Agent (as defined in Article VIII hereto) will execute the Escrow Agreement contemplated by Article VIII in the form attached hereto as Exhibit D ("Escrow Agreement").

                  5.13 Form S-3; Form S-8. Acquiror agrees to file with the SEC
(i) no later than twenty (20) days after the Closing, a registration statement on Form S-3 covering the shares of Acquiror Common Stock issuable upon exchange of Exchangeable Shares issued on the Effective Date pursuant to the Reorganization, and (ii) no later than twenty (20) days after the Closing, a registration statement on Form S-8 covering the shares of Acquiror Common Stock issuable pursuant to Exchangeable Shares issued upon exercise of outstanding options of Target. Target shall cooperate with and assist Acquiror in the preparation of such registration statements.

                  5.14 Employees. Set forth on each of Schedule 5.14 is a list of employees of Target to whom Acquiror will make an offer of employment comparable to such employee's current position, effective at the Closing. Acquiror will negotiate in good faith to hire the employees on Schedule 5.14 and will incentivize such employees consistent with its policies regarding other employees of Acquiror, including the issuance of options to purchase the Common Stock of Acquiror in such amounts and on such terms as determined by Acquiror in its sole discretion. Target shall cooperate with Acquiror to assist Acquiror in employing such employees. Acquiror shall have no obligation to make an offer of employment to any employee of Target except those listed on Schedule 5.14.

                  5.15 Listing of Additional Shares. Prior to the Effective Time, Acquiror shall file with the Nasdaq National Market a Notification Form for Listing of Additional Shares with respect to the shares referred to in
Section 6.1(e).

                  5.16 Intentionally Left Blank.

                  5.17 Canadian Securities Act. Acquiror covenants to promptly apply for, and use its best efforts to obtain prior to closing, and in any event within 120 days of the Effective Date, all necessary consents, receipts, approvals, or orders from the applicable Canadian securities regulatory authorities to ensure that each of the transactions contemplated in this Agreement, the Support Agreement and the Voting and Exchange Trust Agreement, may be completed in accordance with the applicable securities laws, regulations, policies and rules of such Canadian provinces where compliance with such laws, regulations, policies and rules is required in connection with the transactions.

                  5.18 Issuance of Acquiror Common Stock. On or prior to the Effective Time, Acquiror shall issue and deliver to the Trustee under the Voting and Exchange Trust Agreement that number of Shares of Acquiror Common Stock issuable of the Exchangeable Shares outstanding at the Effective Time.



                                      32.

                  5.19 Best Efforts and Further Assurances. Each of the parties to this Agreement shall use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.


                                   ARTICLE VI

                        CONDITIONS TO THE REORGANIZATION

                  6.1 Conditions to Obligations of Each Party to Effect the Reorganization. The respective obligations of each party to this Agreement to consummate and effect this Agreement, the Reorganization and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by agreement of all the parties hereto:

                      (a) Stockholder Approval. This Agreement and the Reorganization (including the Continuances, the Amalgamation and the Exchange) shall have been approved and adopted by the unanimous consent resolution of all shareholders of Target and no other vote is required under the CBCA, the NS Act or otherwise.

                      (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Reorganization, nor shall any proceeding brought by an administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Reorganization, which makes the consummation of the Reorganization illegal. In the event an injunction or other order shall have been issued, each party agrees to use reasonable diligent efforts to have such injunction or other order lifted.

                      (c) Reorganization. The Reorganization shall have been effected in accordance with Section 1.2 and all necessary documentation shall have been issued by the Registrar of Joint Stock Companies under the NS Act, including the Certificates of Continuance for Target and Acquisition Corporation and the memorandum and articles of association issued in connection therewith, the Certificate of Amalgamation and the requisite memorandum and articles of association of Amalco/Unlimco and the certified copy of the special resolution approving the Exchange, all in form satisfactory to both parties.



                                      33.

                      (d) Governmental Approval. Subject to Section 5.17, Acquiror and Target and their respective subsidiaries shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Reorganization and the several transactions contemplated hereby, including such approvals, waivers and consents as may be required under the CBCA, the NS Act, the OSA, the Securities Act, state Blue Sky laws, and under HSR.

                      (e) Listing of Additional Shares. The filing with the Nasdaq National Market of a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon exchange of the Exchangeable Shares issuable in the Reorganization and upon exercise of the Target Stock Options and Target Warrants shall have been made.

                      (f) Tax Opinion. Acquiror and Target shall have received substantially identical written opinions of Stikeman Elliott and LaBarge Weinstein, respectively, in form and substance reasonably satisfactory to them, to the effect that the Exchangeable Shares will be generally received by resident Canadian shareholders of Target without recognition of any gain or loss pursuant to the Canadian Tax Act.

                      (g) Escrow Agreement. Target, Escrow Agent and the Shareholder's Agent (as defined in Article VIII hereto) shall have entered into an Escrow Agreement substantially in the form attached hereto as Exhibit D.

                  6.2 Additional Conditions to Obligations of Target. The obligations of Target to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Target:

                      (a) Representations, Warranties and Covenants. (i) The representations and warranties of Acquiror in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Date as though such representations and warranties were made on and as of such date and (ii) Acquiror and shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Date.

                      (b) Certificate of Acquiror. Target shall have been provided with a certificate executed on behalf of Acquiror by its President and its Chief Financial Officer to the effect that, as of the Effective Time:

                          (i) all representations and warranties made by
Acquiror under this Agreement are true and complete in all material respects;
and



                                      34.

                          (ii) all covenants, obligations and conditions of this
Agreement to be performed by Acquiror on or before such date have been so performed in all material respects.

                      (c) Legal Opinion. Target shall have received a legal opinion from each of Brobeck, Phleger & Harrison LLP, general counsel to Acquiror, and Stikeman Elliott, Canadian counsel to Acquiror, in form and substance reasonably agreeable to Target.

                      (d) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Acquiror and its subsidiaries, taken as a whole.

                      (e) Third Party Consents. Target shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Reorganization under any material contract of Acquiror or any of its subsidiaries or otherwise.

                      (f) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's business following the Reorganization shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                      (g) Support Agreement. Acquiror shall have executed a Support Agreement substantially in the form attached hereto as Exhibit F.

                      (h) Voting and Exchange Trust Agreement. Acquiror and a suitable trustee shall have executed a Voting and Exchange Trust Agreement substantially in the form of Exhibit B hereto.

                      (i) Indemnity. Acquiror shall have executed and delivered an indemnity in favor of the holders of Exchangeable Shares from time to time, such indemnity to be in a form mutually satisfactory to both parties either to be in a separate document or to be contained in the Voting and Exchange Trust Agreement.

                  6.3 Additional Conditions to the Obligations of Acquiror. The obligations of Acquiror to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, by Acquiror:

                      (a) Representations, Warranties and Covenants. (i) The representations and warranties of Target in this Agreement shall be true and correct in all



                                      35.

material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Date as though such representations and warranties were made on and as of such date and (ii) Target shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Effective Date.

                      (b) Certificate of Target. Acquiror shall have been provided with a certificate executed on behalf of Target by its President and Chief Financial Officer to the effect that, as of the Effective Time:

                          (i) all representations and warranties made by Target
under this Agreement are true and complete in all material respects; and

                          (ii) all covenants, obligations and conditions of this
Agreement to be performed by Target on or before such date have been so performed in all material respects.

                      (c) Legal Opinion. Acquiror shall have received a legal opinion from LaBarge Weinstein, legal counsel to Target, in form and substance reasonably agreeable to Target.

                      (d) Third Party Consents. Acquiror shall have been furnished with evidence satisfactory to it of the consent or approval of those persons whose consent or approval shall be required in connection with the Reorganization under any material contract of Target or any of its subsidiaries or otherwise.

                      (e) Injunctions or Restraints on Conduct of Business. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint provision limiting or restricting Acquiror's conduct or operation of the business of Target and its subsidiaries, following the Reorganization shall be in effect, nor shall any proceeding brought by an administrative agency or commission or other Governmental Entity, domestic or foreign, seeking the foregoing be pending.

                      (f) No Material Adverse Changes. There shall not have occurred any material adverse change in the condition (financial or otherwise), properties, assets (including intangible assets), liabilities, business, operations, results of operations or prospects of Target and its subsidiaries, taken as a whole.

                      (g) Shareholder Representation Agreements. Acquiror shall have received from each of the securityholders of Target an executed Shareholder Representation Agreement in substantially the form attached hereto as Exhibit C.



                                      36.

                      (h) Employment and Non-Competition Agreements. The employees of Target set forth on Schedule 6.3(h) shall have accepted employment with Acquiror and shall have entered into an Employment and Non-Competition Agreement substantially in the respective forms attached hereto as Exhibits E-1, et. seq.


                                   ARTICLE VII

                        TERMINATION, AMENDMENT AND WAIVER

                  7.1 Termination. At any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Reorganization by the stockholders of Target, this Agreement may be terminated:

                      (a) by mutual consent duly authorized by the Board of Directors of Acquiror and Target;

                      (b) by either Acquiror or Target, if, without fault of the terminating party, the Closing shall not have occurred on or before October 31, 1997 (provided, that a later date as may be agreed upon in writing by the parties hereto, and provided further that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been the cause or resulted in the failure of the Reorganization to occur on or before such date and such action or failure to act constitutes a breach of this Agreement);

                      (c) by Acquiror, if (i) Target shall breach, in any material respect, any representation, warranty or obligation hereunder and such breach shall not have been cured within ten (10) business days of receipt by Target of written notice of such breach, (ii) the Board of Directors of Target shall have withdrawn or modified its recommendation of this Agreement or the Reorganization in a manner adverse to Acquiror or shall have resolved to do any of the foregoing, or (iii) for any reason Target fails to call and hold the Target Stockholders Meeting by July 31, 1997 (provided that the right to terminate this Agreement by Acquiror under clause (i), (ii) or (iii) of this
Section 7.1 shall not be available to Acquiror if Acquiror is at that time in willful breach of this Agreement);

                      (d) by Target, if Acquiror shall breach, in any material respect, any representation, warranty or obligation hereunder and such breach shall not have been cured within five business days following receipt by Acquiror of written notice of such breach (provided that the right to terminate this Agreement by Target under this Section 7.1(c) shall not be available to Target if Target is at that time in willful breach of this Agreement);

                      (e) by either Acquiror or Target if a Trigger Event (as defined in Section 7.3(f)) or Takeover Proposal shall have occurred and the Board of Directors of Target



                                      37.

in connection therewith, after consultation with its legal counsel, withdraws or modifies its approval and recommendation of this Agreement and the transactions contemplated hereby after, in the case of termination by Target, determining that to cause Target to proceed with the transactions contemplated hereby would not be consistent with the Board of Directors' fiduciary duty to the stockholders of Target;

                      (f) by either Acquiror or Target if (i) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Reorganization shall have become final and nonappealable or
(ii) if any required approval of the stockholders of Target shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment thereof; or

                      (g) by Target, in the event (i) of the acquisition, by any person or group of persons (other than persons or groups of persons who (A) acquired shares of Acquiror Common Stock pursuant to any merger of Acquiror in which Acquiror was the surviving corporation or any acquisition by Acquiror of all or substantially all of the capital stock or assets of another person or (B) disclose their beneficial ownership of shares of Acquiror Common Stock on
Schedule 13G under the Exchange Act), of beneficial ownership of 30% or more of the outstanding shares of Acquiror Common Stock (the terms "person," "group" and "beneficial ownership" having the meanings ascribed thereto in Section 13(d) of the Exchange Act and the regulations promulgated thereunder), or (ii) the Board of Directors of Acquiror accepts or publicly recommends acceptance of an offer from a third party to acquire 50% or more of the outstanding shares of Acquiror Common Stock or of Acquiror's consolidated assets.

                  7.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Acquiror or Target or their respective officers, directors, stockholders or affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; provided that, the provisions of Section 5.4 (Confidentiality), Section 7.3 (Expenses and Termination Fees) and this Section 7.2 shall remain in full force and effect and survive any termination of this Agreement.

                  7.3 Expenses and Termination Fees.

                      (a) Subject to Sections 7.3(b), (c) and (d), whether or not the Reorganization is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisers, accountants and legal counsel) shall be paid by the party incurring such expense.



                                      38.

                      (b) In the event that (i) either Acquiror or Target shall terminate this Agreement pursuant to Section 7.1(e), (ii) either Acquiror or Target shall terminate this Agreement pursuant to Section 7.1(f)(ii) following a failure of the stockholders of Target to approve this Agreement and, prior to the time of the meeting of Target's stockholders, there shall have been (A) a Trigger Event or (B) a Takeover Proposal with respect to Target which at the time of the Target Stockholder Proceeding shall not have been (x) rejected by Target and (y) withdrawn by the third party, or (iii) Acquiror shall terminate this Agreement pursuant to Section 7.1(c)(i) or (ii), due in whole or in part to any failure by Target to use its commercially reasonable best efforts to perform and comply with all agreements and conditions required by this Agreement to be performed or complied with by Target prior to or on the Closing Date or any failure by Target's affiliates to take any actions required to be taken hereby, and prior thereto there shall have been (A) a Trigger Event with respect to Target or (B) a Takeover Proposal with respect to Target which shall not have been (x) rejected by Target and (y) withdrawn by the third party, then Target shall reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel), and, in addition, the Target shall promptly pay to Acquiror the sum of $5,732,372.

                      (c) In the event that either Acquiror or Target shall terminate this Agreement pursuant to Section 7.1(f)(i), Target shall promptly reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) and, in addition, shall promptly pay to Acquiror the sum of $500,000.

                      (d) In the event that (i) Acquiror shall terminate this Agreement pursuant to Section 7.1(c) or (ii) Acquiror shall terminate this Agreement pursuant to Section 7.1(f)(ii), Target shall promptly reimburse Acquiror for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel). In the event that Target consummates, or enters into an agreement contemplating, an Alternative Transaction (as defined below) with a Third Party (as defined below) within twelve months following any such termination of this Agreement, Target shall (at or prior thereto) pay to Acquiror the sum of $5,732,373. As used herein, "Alternative Transaction" means
(i) a transaction pursuant to which any person (or group of persons) other than Acquiror or its affiliates (a "Third Party") acquires (or publicly proposes to acquire) more than 25% of the voting power of Target securityholders, whether from Target or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger, amalgamation, reorganization, acquisition or other business combination involving Target pursuant to which any Third Party acquires (or publicly proposes to acquire) more than 25% of the outstanding equity securities of Target or the entity surviving such merger or business combination or (iii) any other transaction pursuant to which any Third Party acquires (or publicly proposes to acquire) control of assets (including for this purpose the outstanding equity securities of



                                      39.

subsidiaries of Target, and the entity surviving any merger or business combination including any of them) of Target and its subsidiaries having a fair market value equal to more than 25% of the fair market value of all the assets of Target and its subsidiaries, taken as a whole, immediately prior to such transaction (or proposal).

                      (e) In the event that Acquiror shall terminate this Agreement and Acquiror is not thereupon entitled to receive any of the sums or expense reimbursement provided in Sections 7.3(b) through (d) above, Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) and, in addition, Acquiror shall promptly pay to Target the sum of $5,732,373. Such payments shall be Target's sole and exclusive remedy in respect of any such termination hereof.

                      (f) As used herein, a "Trigger Event" shall occur if any Person, after the date hereof and prior to the Effective Date, acquires, other than pursuant to an order of a court or other competent authority, securities which together with other securities owned or controlled represent 10% or more, or commences a tender or exchange offer following the successful consummation of which the offeror and its affiliate would beneficially own securities representing 10% or more, of the voting power of Target securityholders; provided, however, a Trigger Event shall not be deemed to include the acquisition by any Person of securities representing 10% or more of Target if such Person has acquired such securities not with the purpose nor with the effect of changing or influencing the control of Target, nor in connection with or as a participant in any transaction having such purpose or effect, including without limitation not in connection with such Person (i) making any public announcement with respect to the voting of such shares at any meeting to consider any merger, consolidation, sale of substantial assets or other business combination or extraordinary transaction involving Target, (ii) making, or in any way participating in, any "solicitation" of "proxies" (as such terms are defined or used in Regulation 14A under the Exchange Act) to vote any voting securities of Target (including, without limitation, any such solicitation subject to Rule 14a-11 under the Exchange Act) or seeking to advise or influence any Person with respect to the voting of any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, (iii) forming, joining or in any way participating in any "group" within the meaning of Section 13(d)(3) of the Exchange Act with respect to any voting securities of Target, directly or indirectly, relating to a merger or other business combination involving Target or the sale or transfer of a significant portion of assets (excluding the sale or disposition of assets in the ordinary course of business) of Target, or (iv) otherwise acting, alone or in concert with others, to seek control of Target or to seek to control or influence the management or policies of Target.

                      (g) In the event Target shall terminate this Agreement pursuant to Section 7.1(d), Acquiror shall promptly reimburse Target for all of the out-of-pocket costs and



                                      40.

expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

                  7.4 Amendment. The boards of directors of the parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto; provided that an amendment made subsequent to adoption of the Agreement by the shareholders of Target shall not (i) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (ii) alter or change any term of the Articles of Incorporation of the Continuing Corporation to be effected by the Reorganization, or (iii) alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holders of Target Common Stock.

                  7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                           ESCROW AND INDEMNIFICATION

                  8.1 Escrow Fund. As soon as practicable after the Effective Time, 106,031 shares of Acquiror Common Stock and 106,031 shares of Exchangeable Shares (collectively, the "Escrow Shares") shall be registered in the name of, and be deposited with, State Street Bank and Trust Company of California, N.A. (or other institution selected by Acquiror with the reasonable consent of Target) as escrow agent (the "Escrow Agent"), such deposit to constitute the Escrow Fund and to be governed by the terms set forth herein and in the Escrow Agreement. The Escrow Fund (but only up to a maximum of 106,031 shares of each of Acquiror Common Stock and of Exchangeable Shares) shall be available to compensate Acquiror pursuant to the indemnification obligations of the shareholders of Target. Notwithstanding anything in this Agreement to the contrary, the Escrow Fund shall be Acquiror's sole recourse against the shareholders of Target (which recourse shall be on a pro rata basis) for any misrepresentation or breach of or default in connection with any of the representations, warranties, agreements and covenants given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit or Schedule to this Agreement.

                  8.2 Indemnification.



                                      41.

                      (a) Subject to the limitations set forth in this Article VIII, the shareholders of Target will indemnify and hold harmless Acquiror and the Surviving Corporation and its respective officers, directors, agents and employees, and each person, if any, who controls or may control Acquiror or the Surviving Corporation within the meaning of the Securities Act (hereinafter referred to individually as an "Indemnified Person" and collectively as "Indemnified Persons") from and against any and all losses, costs, damages, liabilities and expenses arising from claims, demands, actions, causes of action, including, without limitation, reasonable legal fees, net of any recoveries under existing insurance policies or indemnities from third parties (collectively, "Damages") arising out of any misrepresentation or breach of or default in connection with any of the representations, warranties, covenants and agreements given or made by Target in this Agreement, the Target Disclosure Schedules or any exhibit or schedule to this Agreement. Acquiror and its affiliates shall act in good faith and in a commercially reasonable manner to mitigate any Damages they may suffer. The Escrow Fund shall be security for this indemnity obligation subject to the limitations in this Agreement.

                      (b) Acquiror and Target each acknowledge that such Damages, if any, would relate to unresolved contingencies existing at the Effective Time, which if resolved at the Effective Time would have led to a reduction in the total number of shares Acquiror would have agreed to issue in connection with the Reorganization and this Agreement. Nothing in this Agreement shall limit the liability of (i) Target for any breach of any representation, warranty or covenant if the Reorganization is not consummated, or (ii) of any Target shareholder in connection with any breach by such shareholder of the Voting Agreement, Affiliate Agreement, Irrevocable Proxy or continuity of interest certificate(s) delivered in connection with the tax opinions to be rendered pursuant to Section 6.1(e).

                  8.3 Damage Threshold. Notwithstanding the foregoing, Acquiror may not receive any shares from the Escrow Fund unless and until an Officer's Certificate or Certificates (as defined in Section 8.5 below) identifying Damages the aggregate amount of which exceeds $150,000 has been delivered to the Escrow Agent as provided in Section 8.5 below and such amount is determined pursuant to this Article VIII to be payable, in which case Acquiror shall receive shares equal in value to the full amount of Damages. In determining the amount of any Damage attributable to a breach, any materiality standard contained in a representation, warranty or covenant of Acquiror shall be disregarded.

                  8.4 Escrow Period. The Escrow Period shall terminate with respect to one-half (1/2) of the Escrow Shares (to be comprised of equal amounts of Acquiror Common Stock and Exchangeable Shares) at the expiration of six months after the Effective Date, and with respect to the remaining Escrow Shares at the expiration of twelve (12) months after the Effective Date; provided, however, that a portion of the Escrow Shares, which, in the reasonable judgment of Acquiror, subject to the objection of the Shareholders' Agent and the subsequent arbitration of the matter in the manner provided in Section 8.6 hereof, is necessary to satisfy any unsatisfied claims specified in any Officer's Certificate theretofore delivered to the Escrow Agent prior to termination of the Escrow Period with respect to facts and



                                      42.

circumstances existing prior to expiration of the Escrow Period, shall remain in the Escrow Fund until such claims have been resolved.

                  8.5 Claims upon Escrow Fund.

                      (a) Upon receipt by the Escrow Agent on or before the last day of the Escrow Period of a certificate signed by any officer of Acquiror (an "Officer's Certificate"):

                          (i) stating that Damages existing in an aggregate
amount greater than $150,000, and

                          (ii) specifying in reasonable detail the individual
items of such Damages included in the amount so stated, the date each such item was paid, or properly accrued or arose, the nature of the misrepresentation, breach of warranty or claim to which such item is related.

                  The Escrow Agent shall, subject to the provisions of this
Article VIII, deliver to Acquiror out of the Escrow Fund, as promptly as practicable, Acquiror Common Stock, Exchangeable Shares or other assets held in the Escrow Fund having a value equal to such Damages.

                      (b) For the purpose of compensating Acquiror for its Damages pursuant to this Agreement, each Escrow Share in the Escrow Fund shall be valued at $66.656.

                  8.6 Objections to Claims. At the time of delivery of any Officer's Certificate to the Escrow Agent, a duplicate copy of such Officer's Certificate shall be delivered to the Shareholders' Agent (defined in Section
8.7 below) and for a period of forty-five (45) days after such delivery, the Escrow Agent shall make no delivery of Escrow Shares or other property pursuant to Section 8.4 hereof unless the Escrow Agent shall have received written authorization from the Shareholders' Agent to make such delivery. After the expiration of such forty-five (45) day period, the Escrow Agent shall make delivery of the Acquiror Common Stock or other property in the Escrow Fund in accordance with Section 8.4 hereof, provided that no such payment or delivery may be made if the Shareholders' Agent shall object in a written statement to the claim made in the Officer's Certificate, and such statement shall have been delivered to the Escrow Agent and to Acquiror prior to the expiration of such forty-five (45) day period.

                  8.7 Resolution of Conflicts; Arbitration.

                      (a) In case the Shareholders' Agent shall so object in writing to any claim or claims by Acquiror made in any Officer's Certificate, Acquiror shall have forty-five (45) days to respond in a written statement to the objection of the Shareholders' Agent. If after such forty-five (45) day period there remains a dispute as to any claims, the Shareholders' Agent and



                                      43.

Acquiror shall attempt in good faith for sixty (60) days to agree upon the rights of the respective parties with respect to each of such claims. If the Shareholders' Agent and Acquiror should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and shall be furnished to the Escrow Agent. The Escrow Agent shall be entitled to rely on any such memorandum and shall distribute the Escrow Shares or other property from the Escrow Fund in accordance with the terms thereof.

                      (b) If no such agreement can be reached after good faith negotiation, either Acquiror or the Shareholders' Agent may, by written notice to the other, demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Within fifteen (15) days after such written notice is sent, Acquiror and the Shareholders' Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator. The decision of the arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement, and notwithstanding anything in Section 8.6 hereof, the Escrow Agent shall be entitled to act in accordance with such decision and make or withhold payments out of the Escrow Fund in accordance therewith.

                      (c) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in Toronto, Ontario, Canada under the commercial rules then in effect of the Arbitration Act of Ontario. For purposes of this Section 8.7(c), in any arbitration hereunder in which any claim or the amount thereof stated in the Officer's Certificate is at issue, Acquiror shall be deemed to be the Non-Prevailing Party unless the arbitrators award Acquiror more than one-half (1/2) of the amount in dispute; otherwise, the Target shareholders for whom shares of Target Common Stock and Exchangeable Shares otherwise issuable to them have been deposited in the Escrow Fund shall be deemed to be the Non-Prevailing Party. The Non-Prevailing Party to an arbitration shall pay its own expenses, the fees of each arbitrator, and the expenses, including without limitation, attorneys' fees and costs, reasonably incurred by the other party to the arbitration.

                  8.8 Shareholders' Agent.

                      (a) Antoine Paquin shall be constituted and appointed as agent ("Shareholders' Agent") for and on behalf of the Target shareholders to give and receive notices and communications, to authorize delivery to Acquiror of the Escrow Shares or other property from the Escrow Fund in satisfaction of claims by Acquiror, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Shareholders' Agent for the accomplishment of the foregoing. Such agency may be changed by the holders of a majority in interest of the Escrow Fund from time to time upon not less than 10 days' prior written notice to Acquiror. No bond shall be required of the Shareholders' Agent, and the Shareholders' Agent shall receive no compensation for his services. Notices or



                                      44.

communications to or from the Shareholders' Agent shall constitute notice to or from each of the Target shareholders.

                      (b) The Shareholders' Agent shall not be liable for any act done or omitted hereunder as Shareholders' Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Target shareholders shall severally indemnify the Shareholders' Agent and hold him harmless against any loss, liability or expense incurred without gross negligence or bad faith on the part of the Shareholders' Agent and arising out of or in connection with the acceptance or administration of his duties hereunder.

                      (c) The Shareholders' Agent shall have reasonable access to information about Target and the reasonable assistance of Target's officers and employees for purposes of performing its duties and exercising its rights hereunder, provided that the Shareholders' Agent shall treat confidentially and not disclose any nonpublic information from or about Target to anyone (except on a need to know basis to individuals who agree to treat such information confidentially).

                  8.9 Actions of the Shareholders' Agent. A decision, act, consent or instruction of the Shareholders' Agent shall constitute a decision of all Target shareholders for whom Escrow Shares otherwise issuable to them are deposited in the Escrow Fund and shall be final, binding and conclusive upon each such Target shareholder, and the Escrow Agent and Acquiror may rely upon any decision, act, consent or instruction of the Shareholders' Agent as being the decision, act, consent or instruction of each and every such Target shareholder. The Escrow Agent and Acquiror are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Agent.

                  8.10 Third-Party Claims. In the event Acquiror becomes aware of a third-party claim which Acquiror believe may result in a demand against the Escrow Fund, Acquiror shall notify the Shareholders' Agent of such claim, and the Shareholders' Agent and the Target shareholders for whom Escrow Shares otherwise issuable to them are deposited in the Escrow Fund shall be entitled, at their expense, to participate in any defense of such claim. Acquiror shall have the right in its sole discretion to settle any such claim; provided, however, that Acquiror may not affect the settlement of any such claim without the consent of the Shareholders' Agent, which consent shall not be unreasonably withheld. In the event that the Shareholders' Agent has consented to any such settlement, the Shareholders' Agent shall have no power or authority to object under Section 8.5 or any other provision of this Article VIII to the amount of any claim by Acquiror against the Escrow Fund for indemnity with respect to such settlement.



                                      45.

                                   ARTICLE IX

                               GENERAL PROVISIONS

                  9.1 Non-Survival at Effective Time. The representations and warranties set forth in Articles III and IV will survive until the first anniversary of the Closing. The agreements set forth in this Agreement shall terminate at the Effective Time, except that the agreements set forth in Article I, Section 5.4 (Confidentiality), 5.7 (Shareholder's Representation Agreements),
5.11 (Employee Benefit Plans), 5.13 (Form S-3); Form S- 8), 5.16 (Best Efforts and Further Assurances), 7.3 (Expenses and Termination Fees), 7.4 (Amendment),
Article VIII and this Article IX shall survive the Effective Date and the Closing.

                  9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):

                           (a)      if to Acquiror, to:

                                    Cisco Systems, Inc.
                                    170 W. Tasman Drive
                                    San Jose, CA  95134
                                    Attention:       President
                                    Facsimile No.:  (408)526-4100
                                    Telephone No.:  (408)526-4000

                                    with a copy to:

                                    Brobeck, Phleger & Harrison LLP
                                    Two Embarcadero Place
                                    2200 Geng Road
                                    Palo Alto, CA  94303
                                    Attention:     Edward M. Leonard
                                    Facsimile No.: (415) 496-2885
                                    Telephone No.: (415) 424-0160

                                    Stikeman Elliott
                                    Suite 5300
                                    Commerce Court West
                                    Toronto, Ontario



                                      46.

                                    Canada  M5L 1B9
                                    Facsimile No.: (416) 869-0866
                                    Telephone No.: (416) 869-5500

                           (b)      if to Target, to:

                                    Skystone Systems Corporation
                                    146 Colonnade Road, Suite 201
                                    Nepean, Ontario
                                    Canada, KZE 7Y1
                                    Attention:       President
                                    Facsimile No.: (613) 226-9561
                                    Telephone No.: (613) 226-9556

                                    with a copy to:

                                    LaBarge Weinstein
                                    33 Preston Street, 11th Floor
                                    Ottawa, Ontario  K15 5N4
                                    Attention:  Deborah L. Weinstein
                                    Facsimile No.:  (613) 231-3900
                                    Telephone No.: (613) 231-3000


                  9.3 Interpretation. When a reference is made in this Agreement to Exhibits or Schedules, such reference shall be to an Exhibit or Schedule to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date specified in the first paragraph of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and



                                      47.

delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  9.5 Entire Agreement; Nonassignability; Parties in Interest. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, including the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms; (b) are not intended to confer upon any other person any rights or remedies hereunder, except as set forth in Sections 1.1, 1.3, 5.11 and 5.13; and (c) shall not be assigned by operation of law or otherwise except as otherwise specifically provided.

                  9.6 Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

                  9.7 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

                  9.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws that might otherwise govern under applicable principles of conflicts of law. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the Province of Ontario in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the Province of Ontario and the laws of Canada applicable therein for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

                  9.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                                      48.

                  9.10 Currency. All references to "$" or "dollars" herein shall be to the lawful currency of United States dollars.

                  9.11 Expenses. Except as otherwise set forth herein, each party will bear its respective expenses and fees of its own accountants, attorneys, investment bankers and other professionals incurred with respect to this Agreement and the transactions contemplated hereby. If the Reorganization is consummated, Acquiror will pay the accounting fees and expenses and attorneys' fees and expenses, not to exceed $185,000, incurred by Target in connection with the Reorganization. The stockholders of Target shall pay any such fees in excess of the above amount, on a pro-rate basis. If Acquiror or Target receives any invoices for amounts in excess of said amounts, it may, with Acquiror's written approval, pay such fees; provided, however, that such payment shall, if not promptly reimbursed by the Target stockholders at Acquiror's request, constitute "Damages" recoverable under the Escrow Agreement and such Damages shall not be subject to the Escrow Basket.











                                      49.

                  IN WITNESS WHEREOF, Acquiror and Target have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.



                                       CISCO SYSTEMS, INC.



                                       By: /s/ John T. Chambers
                                           ----------------------------------
                                           Name:  John T. Chambers
                                           Title: President and Chief Executive
                                                  Officer


                                       SKYSTONE SYSTEMS CORPORATION



                                       By: /s/ Antoine Pacquin
                                           -----------------------------------
                                           Name:  Antoine Pacquin
                                           Title: President










         [SIGNATURE PAGE TO AMENDED AND RESTATED ACQUISITION AGREEMENT]